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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

          Date of report (Date of earliest event reported): MAY 3, 2005

                          DURA AUTOMOTIVE SYSTEMS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         DELAWARE                    000-21139                 38-3185711
(State or other jurisdiction     (Commission File            (IRS Employer
      of incorporation)              Number)               Identification No.)

              2791 RESEARCH DRIVE, ROCHESTER HILLS, MICHIGAN 48309 (Address of Principal Executive Offices, including Zip Code)

                                 (248) 299-7500
              (Registrant's Telephone Number, Including Area Code)

                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

REVOLVING CREDIT AGREEMENT

      On May 3, 2005, Dura Automotive Systems, Inc. ("DASI"), as parent guarantor, Dura Operating Corp. ("DOC") and Dura Automotive Systems (Canada), Ltd., as borrowers (the "Borrowers), and certain specified direct and indirect wholly owned subsidiaries of DOC, as guarantors, entered into a senior revolving credit facility (the "Revolving Credit Facility") with JPMorgan Chase Bank, N.A., Bank of America, N.A., J.P. Morgan Securities Inc. and certain other lenders. The Revolving Credit Facility provides for a $175.0 million revolving credit facility, which may be increased by up to $50.0 million (the "Revolving Commitment"). A portion of the Revolving Credit Facility not in excess of $25.0 million (in Canadian Dollars) (the "Canadian Facility") shall be available directly to Dura Automotive Systems (Canada), Ltd. The portion of the Revolving Credit Facility that is not the Canadian Facility shall be referred to as the U.S. Facility. This Revolving Credit Facility replaces our currently existing senior credit facility which provided for aggregate borrowings of up to approximately $323.125 million in the form of a term loan in an original amount of $148.125 million and a $175.0 million revolving credit facility.

INTEREST

      Amounts outstanding to DOC under our Revolving Credit Facility will bear interest, at our option, at a rate per annum equal to either: (1) the alternate base rate (the "Base Rate") or (2) the LIBO rate (the "LIBO Rate"), in each case, plus an applicable margin. The Base Rate is defined as the higher of (x) the rate of interest publicly announced by JPMorgan Chase Bank as its prime rate from time to time and (y) the federal funds effective rate from time to time plus 0.5%. The LIBO Rate is defined as the rate of interest (adjusted for statutory reserve requirements for eurocurrency liabilities) for eurodollar deposits for a period equal to one, two, three or six months or, if available to all lenders under the relevant facility, nine or twelve months (as selected by the Borrowers) appearing on Page 3750 of the Dow Jones Market Service. The applicable margin for U.S. revolving loans will adjust according to a pricing grid based on our average availability, ranging from (1) for LIBO Rate loans, 2.00% to 2.50% and (2) for Base Rate loans, 1.00% to 1.50%.

      The Canadian Facility will bear interest, at our option, at a rate per annum equal to (1) the Canadian prime rate (the "Canadian Prime Rate") or (2) the Canadian LIBO rate (the "Canadian LIBO Rate"), in each case, plus an applicable margin. The Canadian Prime Rate is defined as the higher of (x) the rate of interest publicly announced by JP Morgan Chase Bank, N.A., Toronto Branch as its prime rate in its principal office in Toronto, Canada from time to time and (y) the annual rate of interest equal to the sum of the one-month Canadian LIBO Rate plus 1.00%. The Canadian LIBO Rate is defined as the rate of interest for Canadian Dollar deposits in the London interbank market for a period equal to 30, 60, 90 or 180 days (as selected by us) appearing on Page 3750 of the Dow Jones Market Service at approximately 11:00 a.m., London time, two business days prior to the first day of the applicable interest period. The applicable margin will adjust according to a pricing grid based on our average availability, ranging from (1) for Canadian LIBO Rate loans, 2.00% to 2.50% and
(2) for Canadian Prime Rate loans, 1.00% to 1.50%.

AVAILABILITY

      Availability under the Revolving Credit Facility is subject to a borrowing base (the "Borrowing Base"). The sum of the aggregate outstanding amount of borrowings under the Revolving Credit Facility plus the undrawn amount of outstanding letters of credit issued for the account of the Borrowers shall at no time exceed the lesser of (i) the Revolving Commitment and (ii) the portion of the Borrowing Base

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allocable to the U.S. Borrowers (in the case of borrowings under the U.S.
Facility and the undrawn amount of outstanding letters of credit issued under the U.S. Facility) or the portion of the Borrowing Base allocable to the Canadian Borrower (in the case of borrowings under the Canadian Facility).

      The Borrowing Base is the sum of (a) 85% of the Borrowers' and the U.S. subsidiary guarantors' (the "Borrowing Base Parties") eligible accounts receivable, plus (b) the lesser of (i) 65% of the Borrowing Base Parties' eligible inventory (valued at the lower of cost (FIFO) or market) and (ii) 90% of the net orderly liquidation value of the Borrowing Base Parties' eligible inventory, plus (c) the lesser of (i) $40 million (the "Fixed Asset Sublimit") and (ii) the sum of 75% of the net orderly liquidation value of the Borrowing Base Parties' eligible machinery and equipment plus 75% of the fair market value of the Borrowing Base Parties' eligible real estate plus the lesser of (x) 90% of the value of the eligible aircraft and (y) $10 million, less reserves established in accordance with the credit agreement governing the Revolving Credit Facility. The maximum amount of inventory which may be included as part of the Borrowing Base shall not exceed 50% of the aggregate Borrowing Base. The Fixed Asset Sublimit will amortize quarterly based on a seven-year amortization schedule beginning July 1, 2005, subject to the inclusion of additional eligible equipment but in no event to exceed $40 million. The definition of eligible accounts receivable, eligible inventory, eligible machinery and equipment, eligible real estate and eligible aircraft are set forth in the credit agreement governing the Revolving Credit Facility.

MATURITY

      The Revolving Credit Facility will be available on a revolving basis until the earlier of (i) the fifth anniversary of the closing date of the Revolving Credit Facility and (ii) subject to certain exceptions, six months prior to the maturity of DOC's 9% senior subordinated notes.

SECURITY AND GUARANTEES

      The Revolving Credit Facility is secured by a first priority perfected security interest in substantially all existing and after-acquired tangible and intangible assets of DASI, DOC and their domestic subsidiaries, including, without limitation, intellectual property, real property, all of the capital stock owned by DASI, DOC and each of their domestic subsidiaries (limited to 65 percent of the voting stock of first-tier foreign subsidiaries) and any inter-company debt obligations owed to DASI, DOC and each of their domestic subsidiaries. All of the Borrowers' obligations under our Revolving Credit Facility are fully and unconditionally guaranteed by DASI and all of DOC's domestic subsidiaries. In addition, the Canadian Borrower's obligations under the Revolving Credit Facility are secured by a first priority perfected security interest in substantially all existing and after-acquired tangible and intangible assets of the Canadian Borrower and its Canadian subsidiaries.

COVENANTS

      Our Revolving Credit Facility requires us to meet certain financial tests, including, without limitation: maximum capital expenditures and, if our availability under the Revolving Credit Facility falls below a certain level, minimum fixed charge coverage. Our Revolving Credit Facility contains certain covenants which, among other things, limit: the incurrence of additional indebtedness (including guarantee obligations, preferred stock of subsidiaries and sale and leasebacks); investments; loans and advances; dividends and other payments in respect of capital stock; transactions with affiliates; asset sales; mergers and consolidations; liquidations and dissolutions; capital expenditures; payments and modifications of certain other indebtedness; liens and encumbrances; changes in fiscal year; and negative pledge clauses and clauses restricting subsidiary distributions.

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EVENTS OF DEFAULT

      Our Revolving Credit Facility contains customary events of default, including, without limitation: payment defaults; breaches of representations and warranties; covenant defaults; cross-defaults to certain other indebtedness (including the notes); certain events of bankruptcy and insolvency; certain ERISA events; material judgments; actual or asserted invalidity of any guaranty or security document supporting our Revolving Credit Facility or any such guaranty or security document ceasing to be in full force and effect; and change of control.

SECOND LIEN CREDIT AGREEMENT

      On May 3, 2005, DASI, as parent guarantor, DOC, as borrower and the direct and indirect wholly owned domestic subsidiaries of DOC entered into a credit agreement (the "Second Lien Agreement") with the several banks and other financial institutions or entities from time to time parties to the Second Lien Agreement, Banc of America Securities LLC, as syndication agent, Wilmington Trust Company, as collateral agent, and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the "Administrative Agent"). The Second Lien Agreement provides for a term loan in the aggregate amount of $150 million. The Loans may from time to time be Eurodollar Loans or Base Rate Loans, as determined by DOC and notified to the Administrative Agent in accordance with the terms of the agreement.

INTEREST

      Each Base Rate Loan shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin. Base Rate is defined to be the higher of
(i) the rate of interest publicly announced by JPMorgan Chase Bank, N.A. as its prime rate in effect at its principal office in New York City (the "Prime Rate") and (ii) the federal funds effective rate from time to time plus 0.5%. Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin. Eurodollar Base Rate is defined, with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Telerate screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 of the Telerate screen (or otherwise on such screen), the "Eurodollar Base Rate" shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent or, in the absence of such availability, by reference to the rate at which the Administrative Agent is offered Dollar deposits at or about 11:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where its eurodollar and foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein.

      Applicable Margin is defined to mean for (a) Eurodollar Loans, 3.50% per annum and (b) Base Rate Loans, 2.50% per annum; provided that if as of the end of any fiscal quarter occurring after the Closing Date the Senior Leverage Ratio is greater than 2.50 to 1.0, the Applicable Margin shall be for (x) Eurodollar Loans, 3.75% per annum and (y) Base Rate Loans, 2.75% per annum. The Applicable Margin shall remain in effect until the Senior Leverage Ratio for the next fiscal quarter is calculated by Borrower and delivered pursuant to the Second Lien Agreement; provided that if the Borrower fails to deliver such calculation within the time required then the Applicable Margin will be deemed to be 3.75% and 2.75%, respectively, until such calculation is delivered.

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MATURITY

      The loans mature in one installment on May 3, 2011. The loans may be prepaid, in whole or in part, without premium or penalty but subject to the payment of any applicable prepayment fee, at any time and from time to time. Each optional prepayment of the Loans shall be accompanied by a prepayment fee equal to (i) during the period from the Closing Date to but excluding the first anniversary of the Closing Date, 4.0% of the aggregate principal amount of such prepayment, (ii) during the period from the first anniversary of the Closing Date to but excluding the second anniversary of the Closing Date, 2.0% of the aggregate principal amount of such prepayment and (iii) during the period from the second anniversary of the Closing Date to but excluding the third anniversary of the Closing Date, 1.0% of the aggregate principal amount of such prepayment

SECURITY AND GUARANTEES

      The Second Lien Agreement is secured by a second priority perfected security interest in substantially all existing and after-acquired tangible and intangible assets of DASI, DOC and their domestic subsidiaries, including, without limitation, intellectual property, real property, all of the capital stock owned by DASI, DOC and each of their domestic subsidiaries (limited to 65 percent of the voting stock of first-tier foreign subsidiaries) and any inter-company debt obligations owed to DASI, DOC and their domestic subsidiaries. All of DOC's obligations under the Second Lien Agreement are fully and unconditionally guaranteed by DASI and all of DOC's domestic subsidiaries.

CHANGE OF CONTROL

      The Second Lien Agreement provides that, if a change of control occurs, as defined in such Second Lien Agreement, each holder of the loans will have the right to require DOC to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of that holder's loans, at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest and liquidated damages, if any, thereon. The term "change of control" is defined in the Second Lien Agreement to include one or more of the following events:

1. the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of DOC and its Restricted Subsidiaries taken as a whole to any "person";

2.    the adoption of a plan relating to the liquidation or dissolution of DOC;

3. the consummation of any transaction (including, without limitation, a merger or consolidation) the result of which is that any "person" becomes the beneficial owner, directly or indirectly, of more than 50% of the voting stock of DOC (measured by voting power rather than number of shares);

4. the first day on which a majority of the members of the board of directors of DOC are not Continuing Directors, as defined;

5. the first day on which DASI ceases to own 100% of the outstanding Equity Interests, as defined, of DOC; or

DOC consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into, DOC, in any such event pursuant to a transaction in which any of the outstanding voting stock of DOC or such other person is converted into or exchanged for cash, securities or other property,

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other than any such transaction where the voting stock of DOC outstanding immediately prior to such transaction is converted into or exchanged for voting stock (other than Disqualified Voting Stock, as defined) of the surviving or transferee person constituting a majority of the outstanding shares of such voting stock of such surviving or transferee person (immediately after giving effect to such issuance).

COVENANTS

      The Second Lien Agreement contains covenants for the benefit of the holders of the loans that, among other things, limit the ability of DOC and any of its restricted subsidiaries to:

      - pay dividends or other restricted payments (or allow its restricted subsidiaries to pay dividends or other restricted payments);

      -     incur indebtedness or issue preferred stock;

      -     incur foreign indebtedness;

      -     incur liens;

      -     merge, consolidate or sell its assets;

      -     enter into transactions with affiliates; or

      - impose restrictions on the ability of a restricted subsidiary to pay dividends or make payments to the Issuer and its restricted subsidiaries.

EVENTS OF DEFAULT

      The Second Lien Agreement contains customary events of default, including, without limitation, payment defaults, covenant defaults, certain cross-defaults to mortgages, indentures or other instruments, certain events of bankruptcy and insolvency, judgment defaults, and failure of any guaranty or collateral document supporting the loans to be in full force and effect.

ITEM 1.02. TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

Please refer to the discussion under Item 1.01 for a description of the credit facilities retired and paid down in connection with the May 3, 2005 refinancing.

A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

      (a)   None

      (b)   None

      (c)   Exhibits

99.1  Press release issued May 4, 2005, filed herewith.

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                                   SIGNATURES

      According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on May 5, 2005.

                                          Dura Automotive Systems, Inc.

                                          /s/ Keith R. Marchiando
                                          -----------------------
Date: May 5, 2005                         By: Keith R. Marchiando
                                          Its: Vice President, Chief Financial
                                               Officer
                                               (principal accounting and
                                               financial officer)
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                                 Exhibit Index

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
Exhibit no.     Exhibit Description
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
99.1            Press release issued May 4, 2005, filed herewith.
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